Execution Version NINETEENTH SUPPLEMENTAL INDENTURE NINETEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 30, 2025, among Clearway OpCo Power Marketing Holdings LLC, a Delaware limited liability company (“COPMH”), Catalina Solar Investment Holdco LLC, a Delaware limited liability company (such entity, together with COPMH, the “Guaranteeing Subsidiaries”, and each, a “Guaranteeing Subsidiary”), subsidiaries of Clearway Energy Operating LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and CSC Delaware Trust Company (formerly known as Delaware Trust Company), as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 11, 2019 providing for the issuance of 4.750% Senior Notes due 2028 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall fully and unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and WHEREAS, pursuant to Sections 4.10 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby becomes party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide full and unconditional Guarantees on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof. 3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The

120988053.3 2 waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company. 8. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby. 9. ELECTRONIC SIGNATURES. Each of the transaction parties agrees on behalf of itself, and any Person acting or claiming by, under or through such transaction party, that any written instrument delivered in connection with this Supplemental Indenture, the Indenture or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from an Officer of the Company, any Guaranteeing Subsidiary or any other Guarantor to the Trustee shall be considered signed or executed by such person on behalf of the Company, such Guaranteeing Subsidiary, or such other Guarantor, as applicable. Each of the Company, the Guaranteeing Subsidiaries, and the other Guarantors agree to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed

120988053.3 3 or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

[Signature Page to Nineteenth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. CLEARWAY OPCO POWER MARKETING HOLDINGS LLC CATALINA SOLAR INVESTMENT HOLDCO LLC By: Name: Kevin P. Malcarney Title: Secretary CLEARWAY ENERGY OPERATING LLC CLEARWAY ENERGY LLC DGPV HOLDING LLC By: Name: Kevin P. Malcarney Title: Executive Vice President, General Counsel and Secretary Docusign Envelope ID: 04C25FCA-6B43-46BF-BBE6-2E8A6562144F

[Signature Page to Nineteenth Supplemental Indenture] ALTA WIND 1-5 HOLDING COMPANY, LLC ALTA WIND COMPANY, LLC CAPISTRANO PORTFOLIO HOLDINGS LLC CBAD HOLDINGS II, LLC CEDAR CREEK WIND HOLDINGS LLC CEDRO HILL BL BORROWER HOLDCO LLC CLEARWAY SOLAR STAR LLC CWEN PINNACLE REPOWERING HOLDINGS LLC CWSP RATTLESNAKE HOLDING LLC DAGGETT SOLAR HOLDCO LLC DAN’S MOUNTAIN PARENT HOLDINGS LLC DG-CS HOLDINGS LLC DG SREC HOLDCO LLC HONEYCOMB 1 HOLDINGS LLC LANGFORD HOLDING LLC LIGHTHOUSE RENEWABLE HOLDINGS LLC LV-DAGGETT PARENT HOLDINGS LLC MARSH LANDING HOLDCO LLC NATURAL GAS CA HOLDCO LLC NATURAL GAS CA HOLDINGS LLC NIMH SOLAR HOLDINGS LLC OCOTILLO WINDPOWER HOLDINGS LLC PINE FOREST HOLDCO LLC PORTFOLIO SOLAR I, LLC ROSAMOND SOLAR HOLDCO LLC ROSAMOND SOUTH HOLDCO LLC RPV HOLDING LLC SOLAR FLAGSTAFF ONE LLC SOLAR IGUANA LLC SOLAR LAS VEGAS MB 1 LLC SOLAR TABERNACLE LLC SOUTH TRENT HOLDINGS LLC SPP ASSET HOLDINGS, LLC SPP FUND II HOLDINGS, LLC SPP FUND II, LLC SPP FUND II-B, LLC SPP FUND III, LLC SPRING CANYON TE HOLDINGS LLC UTAH SOLAR MASTER HOLDCO LLC VP-ARICA PARENT HOLDINGS LLC WASHINGTON WIND HOLDINGS LLC WV WIND HOLDINGS LLC By: Name: Kevin P. Malcarney Title: Secretary Docusign Envelope ID: 04C25FCA-6B43-46BF-BBE6-2E8A6562144F

[Signature Page to Nineteenth Supplemental Indenture] CSC DELAWARE TRUST COMPANY, AS TRUSTEE By: Name: Title: Lici Zhu Vice President